Exhibit 16.1

October 16, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Arrive AI, Inc.

Commission File No. 001-42645

Ladies and Gentlemen:

We have read the statements made by Arrive AI, Inc. (the “Company”) under Item 4.01 of its Form 8-K dated October 16, 2026, to be filed with the Securities and Exchange Commission, regarding our resignation as the Company’s independent registered public accounting firm.

We agree with the statements made in Item 4.01 insofar as they relate to our Firm.

Very truly yours,

Stephano Slack LLC